NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS FOURTH QUARTER AND FULL YEAR 2023
FINANCIAL RESULTS

Fourth Quarter 2023 Highlights Versus Prior Year
•Net Sales of $1,621 million, up 16% as reported, or 14% in constant currency
•Gross Margin of 48.8%, an increase of 580 basis points; Adjusted Gross Margin of 48.8%, an increase of 570 basis points
•Operating Income of $140 million, an increase of $61 million; Adjusted Operating Income of $147 million, an increase of $68 million
•Net Income of $147 million, an increase of $131 million
•Earnings per Share of $0.42 compared to $0.04 per share; Adjusted Earnings per Share of $0.29 compared to $0.18 per share
•Adjusted EBITDA of $234 million, an increase of $76 million
Full Year 2023 Highlights Versus Prior Year
•Net Sales of $5,441 million, flat as reported, or down 1% in constant currency
•Gross Margin of 47.5%, an increase of 180 basis points; Adjusted Gross Margin of 47.5%, an increase of 160 basis points
•Operating Income of $562 million, a decrease of $114 million; Adjusted Operating Income of $641 million, a decrease of $47 million
•Net Income of $214 million, which includes a non-cash charge of $161 million relating to changes to certain deferred tax assets, compared to prior year Net Income of $394 million
•Earnings per Share of $0.60 compared to $1.10 per share; Adjusted Earnings per Share of $1.23 compared to $1.25 per share
•Adjusted EBITDA of $948 million, a decrease of $21 million
•Cash Flows Provided by Operating Activities were $870 million, an improvement of $427 million; Free cash flow of $709 million, an increase of $453 million
•Company announces 2024 guidance
•Launching Optimizing for Profitable Growth program targeting cost savings of $200 million by 2026
•Authorized $1 billion share repurchase program, following $203 million of repurchases in 2023

EL SEGUNDO, Calif., Feb. 7, 2024 – Mattel, Inc. (NASDAQ: MAT) today reported fourth quarter and full year 2023 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “2023 was a milestone year for Mattel. We extended our leadership in our key toy categories and gained significant share overall, achieved extraordinary success with the Barbie movie, and further strengthened our financial position.”
Mr. Kreiz continued: “Execution on our toy strategy was strong and we made meaningful progress in entertainment across film, television, digital and publishing. We ended 2023 with the strongest balance sheet we have had in years, putting us in an excellent position to execute our strategy to grow Mattel’s IP-driven toy business and expand our entertainment offering. As we look to 2024, we believe we are very well positioned competitively and will continue to outpace the industry and gain market share.”
Anthony DiSilvestro, CFO of Mattel, added: “In the fourth quarter, we achieved double-digit growth in sales and earnings. For the year, we grew POS, generated significant cash flow, and exceeded our Optimizing for Growth cost savings program target. Looking ahead, we are launching a new cost savings program focused on profitable growth and expect to improve profitability and continue share repurchases in 2024.”

NEWS RELEASE
Financial Overview
For the fourth quarter, Net Sales were up 16% as reported, or 14% in constant currency, versus the prior year’s fourth quarter. Reported Operating Income was $140 million, an increase of $61 million, and Adjusted Operating Income was $147 million, an increase of $68 million. Reported Earnings Per Share were $0.42, compared to $0.04 per share, and Adjusted Earnings Per Share were $0.29, compared to $0.18 per share.
For the full year, Net Sales were flat as reported, or down 1% in constant currency, versus the prior year. Reported Operating Income was $562 million, a decrease of $114 million, and Adjusted Operating Income was $641 million, a decrease of $47 million. Reported Earnings Per Share were $0.60, which included a non-cash charge of $0.45 relating to changes to certain deferred tax assets, a decrease of $0.50 per share, and Adjusted Earnings Per Share were $1.23, a decrease of $0.02 per share.
Fourth Quarter 2023
Net Sales in the North America segment increased 32% as reported and in constant currency, versus the prior year’s fourth quarter.
Gross Billings in the North America segment increased 33% as reported and in constant currency, driven by growth in Dolls (including Barbie, Disney Princess and Disney Frozen, and Monster High), Vehicles (Hot Wheels®), Action Figures, Building Sets, Games, and Other (primarily Games and Building Sets), and Infant, Toddler, and Preschool (primarily Fisher-Price).
Net Sales in the International segment increased 3% as reported but decreased 2% in constant currency.
Gross Billings in the International segment increased 7% as reported, or 2% in constant currency, driven by growth in Dolls (including Barbie, Monster High, and Disney Princess and Disney Frozen,) and Vehicles (primarily Hot Wheels), partly offset by declines in Action Figures, Building Sets, Games, and Other (primarily Action Figures), and Infant, Toddler, and Preschool (primarily Fisher-Price).
Net Sales in the American Girl® segment decreased 6% as reported and in constant currency. Gross Billings in the American Girl segment decreased 5% as reported and in constant currency.
Reported Gross Margin increased to 48.8%, versus 43.0% in the prior year’s fourth quarter, and Adjusted Gross Margin increased to 48.8%, versus 43.1%. The increase in Gross Margin was primarily driven by cost deflation, lower inventory management costs, primarily lower inventory obsolescence and closeout sales, savings from the Optimizing for Growth program, favorable mix, primarily benefits related to the Barbie movie, and pricing, net of higher sales adjustments. Increases to Gross Margin were partially offset by increased royalties and other factors.
Reported Other Selling and Administrative Expenses increased $135 million, to $416 million, and Adjusted Other Selling and Administrative Expenses increased $127 million, to $409 million. Other Selling and Administrative Expenses increased primarily due to higher incentive compensation.
Full Year 2023
Net Sales in the North America segment increased 1% as reported and in constant currency, versus the prior year.
Gross Billings in the North America segment increased 1% as reported and in constant currency, driven by growth in Dolls (including Disney Princess and Disney Frozen, Barbie, and Monster High) and Vehicles (Hot Wheels), partly offset by declines in Action Figures, Building Sets, Games, and Other (primarily Action Figures), and Infant, Toddler, and Preschool (primarily Fisher-Price).
Net Sales in the International segment were flat as reported, but decreased 3% in constant currency.
Gross Billings in the International segment increased 2% as reported but decreased 2% in constant currency. The increase in Gross Billings as reported was driven by growth in Dolls (including Disney Princess and Disney Frozen and Monster High) and Vehicles (primarily Hot Wheels), partly offset by declines in Action Figures, Building Sets, Games, and Other (primarily Action Figures), and Infant, Toddler, and Preschool (primarily Fisher-Price).
The decline in Gross Billings in constant currency was due to declines in Action Figures, Building Sets, Games, and Other (primarily Action Figures), and Infant, Toddler, and Preschool (primarily Fisher-Price), partly offset by growth in Vehicles (primarily Hot Wheels) and Dolls (including Disney Princess and Disney Frozen and Monster High).
Net Sales in the American Girl segment decreased 9% as reported and in constant currency. Gross Billings in the American Girl segment decreased 8% as reported and in constant currency.

NEWS RELEASE
Reported Gross Margin increased to 47.5%, versus 45.7% in the prior year, and Adjusted Gross Margin increased to 47.5%, versus 45.9%. The increase in Gross Margin was primarily driven by savings from the Optimizing for Growth program, favorable mix, primarily benefits related to the Barbie movie, pricing, net of higher sales adjustments, and cost deflation, partially offset by unfavorable fixed cost absorption and other supply chain costs.
Reported Other Selling and Administrative Expenses increased $226 million, to $1,497 million, primarily due to higher incentive compensation, market-related pay increases, higher severance and restructuring expenses, and the gain on sale of assets recognized in 2022, partially offset by savings from the Optimizing for Growth program. Adjusted Other Selling and Administrative Expenses increased $147 million, to $1,417 million, primarily due to higher incentive compensation and market-related pay increases, partially offset by savings from the Optimizing for Growth program.
For the year ended December 31, 2023, Cash Flows Provided by Operating Activities were $870 million, an improvement of $427 million, versus the prior year, primarily due to lower working capital usage, partially offset by changes in net income, excluding the impact of non-cash items.
Cash Flows Used for Investing Activities were $142 million, a decrease of $2 million, primarily due to lower capital expenditures and higher net proceeds from foreign currency forward contracts in the full year 2023, partially offset by lower proceeds from the sale of assets.
Cash Flows Used for Financing Activities and Other were $227 million, a decrease of $41 million, which included current year share repurchases of $203 million, compared to $250 million of cash used for repayment of long-term borrowings in 2022.
Gross Billings by Categories
Fourth Quarter 2023
Worldwide Gross Billings for Dolls were $763 million, up 29% as reported, or 27% in constant currency, versus the prior year. The increase in Gross Billings was driven by growth in Barbie, Disney Princess and Disney Frozen, and Monster High.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $292 million, up 9% as reported, or 7% in constant currency. The increase in Gross Billings as reported was driven by growth in Fisher-Price.
Worldwide Gross Billings for Vehicles were $475 million, up 18% as reported, or 15% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $311 million, up 3% as reported, or 1% in constant currency, primarily driven by growth in Games, partly offset by declines in Action Figures (related to 2022 theatrical releases).
Full Year 2023
Worldwide Gross Billings for Dolls were $2,394 million, up 15% as reported, or 13% in constant currency, versus the prior year. The increase in Gross Billings was driven by growth in Disney Princess and Disney Frozen, Monster High, and Barbie.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $1,001 million, down 10% as reported, or 12% in constant currency. The decline in Gross Billings as reported was due to declines in Fisher-Price, primarily Imaginext and Baby Gear.
Worldwide Gross Billings for Vehicles were $1,641 million, up 13% as reported, or 11% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $1,066 million, down 24% as reported, or 25% in constant currency, primarily due to declines in Action Figures (related to 2022 theatrical releases).

NEWS RELEASE
2024 Guidance
Mattel’s full year 2024 guidance is:

(in millions, except EPS and percentages)	FY2024 Guidance	FY2023

Net Sales	Comparable (Constant Currency)	$5,441
Adjusted Gross Margin	48.5 - 49%	47.5%
Adjusted EPS	$1.35 - $1.45	$1.23
Adjusted EBITDA	$975 - $1,025	$948
Adjusted Tax Rate	23 - 24%	23%
Capital Expenditures	$175 - $200	$160
Free Cash Flow	~ $500	$709
A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted EPS, Adjusted EBITDA, and Adjusted Tax Rate is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.
We are operating in a macro-economic environment that may impact consumer demand. The guidance considers what the company is aware of today, but remains subject to market volatility, unexpected disruptions, and other risks and uncertainties.
American Girl Segment
Beginning in the first quarter of 2024, Mattel’s American Girl business is being integrated into its North America commercial organization. As a result, American Girl will no longer be an operating segment.
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Standard Time) today, Mattel will host a conference call with investors and financial analysts to discuss its fourth quarter and full year financial results. The conference call will be webcast on Mattel’s Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel’s Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.

NEWS RELEASE
Cautionary Note Regarding Forward-Looking Statements
Mattel cautions the reader that this press release contains a number of forward-looking statements, which are statements that relate to the future and are, by their nature, uncertain. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “look forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond Mattel’s control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products on a timely and cost-effective basis; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction , and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, tariffs, trade policies, or product safety, which may increase Mattel’s product costs and other costs of doing business, and reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the war in Ukraine and geopolitical developments in the Middle East), natural and manmade disasters, pandemics or other public health crises, such as the COVID-19 pandemic, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as non-fungible tokens and cryptocurrency; and (xxii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE
Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel’s Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Quarterly Earnings.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income and Adjusted Operating Income Margin
Adjusted Operating Income and Adjusted Operating Income Margin represent reported Operating Income and reported Operating Income Margin, respectively, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Operating Income Margin represents Mattel’s Adjusted Operating Income, as a percentage of Net Sales. Adjusted Operating Income and Adjusted Operating Income Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.

NEWS RELEASE
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, the impact of sale of assets, the impact of changes to certain deferred tax assets, and loss on liquidation of a subsidiary, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income, adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, the impact of sale of assets, and loss on liquidation of a subsidiary, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the syndicated facility agreement governing its senior secured revolving credit facilities. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and cash equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before Income Taxes represents reported Income Before Income Taxes, adjusted to exclude severance and restructuring expenses, the impact of inclined sleeper product recalls, the impact of sale of assets, and loss on liquidation of a subsidiary. The Adjusted Provision for Income Taxes represents reported Provision for Income Taxes, adjusted to exclude the impact of changes to certain deferred tax assets and the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.

NEWS RELEASE
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global toy company and owner of one of the strongest catalogs of children’s and family entertainment franchises in the world. We create innovative products and experiences that inspire, entertain, and develop children through play. We engage consumers through our portfolio of iconic brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, and MEGA®, as well as other popular intellectual properties that we own or license in partnership with global entertainment companies. Our offerings include film and television content, gaming and digital experiences, music, and live events. Founded in 1945, we operate in 35 locations and our products are available in more than 150 countries in collaboration with the world’s leading retail and ecommerce companies. Mattel is proud to be a trusted partner in empowering children to explore the wonder of childhood and reach their full potential. Visit us online at mattel.com.

Contacts:

News Media	Securities Analysts
Catherine Frymark	David Zbojniewicz
catherine.frymark@mattel.com	david.zbojniewicz@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended December 31,						For the Year Ended December 31,
(In millions, except per share and percentage information)	2023		2022		% Change as Reported	% Change in Constant Currency	2023		2022		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,620.7		$1,401.9		16%	14%	$5,441.2		$5,434.7		—%	-1%
Cost of Sales	830.5	51.2%	799.3	57.0%	4%		2,857.5	52.5%	2,953.3	54.3%	-3%
Gross Profit	790.2	48.8%	602.7	43.0%	31%	30%	2,583.7	47.5%	2,481.4	45.7%	4%	2%
Advertising and Promotion Expenses	234.4	14.5%	242.7	17.3%	-3%		524.8	9.6%	534.3	9.8%	-2%
Other Selling and Administrative Expenses	415.7	25.6%	281.0	20.0%	48%		1,497.3	27.5%	1,271.6	23.4%	18%
Operating Income	140.1	8.6%	79.0	5.6%	77%	88%	561.7	10.3%	675.5	12.4%	-17%	-23%
Interest Expense	31.3	1.9%	33.1	2.4%	-5%		123.8	2.3%	132.8	2.4%	-7%
Interest (Income)	(9.8)	-0.6%	(4.3)	-0.3%	127%		(25.2)	-0.5%	(9.4)	-0.2%	169%
Other Non-Operating Expense (Income), Net	3.7		35.8				(2.3)		47.8
Income Before Income Taxes	114.9	7.1%	14.4	1.0%	695%	n/m	465.4	8.6%	504.3	9.3%	-8%	-12%
(Benefit) Provision for Income Taxes	(27.3)		5.3				269.5		135.9
(Income) from Equity Method Investments	(5.1)		(7.0)				(18.4)		(25.4)
Net Income	$147.3	9.1%	$16.1	1.2%	813%		$214.4	3.9%	$393.9	7.2%	-46%
Net Income Per Common Share - Basic	$0.42		$0.05				$0.61		$1.11
Weighted-Average Number of Common Shares	350.6		354.9				353.6		353.8
Net Income Per Common Share - Diluted	$0.42		$0.04				$0.60		$1.10
Weighted-Average Number of Common and Potential Common Shares	353.5		359.0				357.1		359.6
1 Amounts may not sum due to rounding.
n/m - Not meaningful

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	December 31,
	2023	2022
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$1,261.4	$761.2
Accounts Receivable, Net	1,081.8	860.2
Inventories	571.6	894.1
Prepaid Expenses and Other Current Assets	207.5	213.5
Total Current Assets	3,122.3	2,729.0
Property, Plant, and Equipment, Net	465.5	469.1
Right-of-Use Assets, Net	313.2	318.7
Goodwill	1,384.5	1,378.6
Other Noncurrent Assets	1,150.2	1,282.3
Total Assets	$6,435.8	$6,177.7

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,308.6	$1,150.2
Income Taxes Payable	33.9	37.6
Total Current Liabilities	1,342.5	1,187.7
Long-Term Debt	2,330.0	2,325.6
Noncurrent Lease Liabilities	259.5	271.4
Other Noncurrent Liabilities	354.6	336.6
Stockholders’ Equity	2,149.2	2,056.3
Total Liabilities and Stockholders’ Equity	$6,435.8	$6,177.7

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	December 31,
	2023	2022
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	60	55

	For the Year Ended December 31,
(In millions)	2023	2022
Condensed Cash Flow Data:
Cash Flows Provided by Operating Activities	$870	$443
Cash Flows (Used for) Investing Activities	(142)	(144)
Cash Flows (Used for) Financing Activities and Other	(227)	(269)
Increase in Cash and Equivalents	$500	$30
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,			For the Year Ended December 31,
(In millions, except percentage information)	2023	2022	Change	2023	2022	Change
Gross Profit
Gross Profit, As Reported	$790.2	$602.7		$2,583.7	$2,481.4
Gross Margin	48.8%	43.0%	580 bps	47.5%	45.7%	180 bps
Adjustments:
Severance and Restructuring Expenses	0.1	0.9		(1.2)	10.7
Gross Profit, As Adjusted	$790.3	$603.5		$2,582.6	$2,492.0
Adjusted Gross Margin	48.8%	43.1%	570 bps	47.5%	45.9%	160 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$415.7	$281.0	48%	$1,497.3	$1,271.6	18%
% of Net Sales	25.6%	20.0%	560 bps	27.5%	23.4%	410 bps
Adjustments:
Severance and Restructuring Expenses	2.1	(9.1)		(60.8)	(26.2)
Inclined Sleeper Product Recalls	(9.0)	1.5		(18.1)	0.3
Sale of Assets[2]	—	8.3		(1.8)	23.5
Other Selling and Administrative Expenses, As Adjusted	$408.8	$281.7	45%	$1,416.6	$1,269.2	12%
% of Net Sales	25.2%	20.1%	510 bps	26.0%	23.4%	260 bps

Operating Income
Operating Income, As Reported	$140.1	$79.0	77%	$561.7	$675.5	-17%
Operating Income Margin	8.6%	5.6%	300 bps	10.3%	12.4%	-210 bps
Adjustments:
Severance and Restructuring Expenses	(2.0)	10.0		59.7	36.8
Inclined Sleeper Product Recalls	9.0	(1.5)		18.1	(0.3)
Sale of Assets[2]	—	(8.3)		1.8	(23.5)
Operating Income, As Adjusted	$147.1	$79.1	86%	$641.2	$688.6	-7%
Adjusted Operating Income Margin	9.1%	5.6%	350 bps	11.8%	12.7%	-90 bps

[1] Amounts may not sum due to rounding.
[2] For the three months ended December 31, 2022, Mattel recorded a gain on sale of assets of $8.3 million in other selling and administrative expenses. For the year ended December 31, 2023, and 2022, Mattel recorded a loss on sale of assets of $1.8 million and a gain on sale of assets of $23.5 million, respectively, in other selling and administrative expenses.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)	For the Three Months Ended December 31,			For the Year Ended December 31,
	2023	2022	Change	2023	2022	Change
Earnings Per Share
Net Income Per Common Share, As Reported	$0.42	$0.04	950%	$0.60	$1.10	-45%
Adjustments:
Severance and Restructuring Expenses	(0.01)	0.03		0.17	0.10
Inclined Sleeper Product Recalls	0.03	—		0.05	—
Sale of Assets[2]	—	(0.02)		—	(0.07)
Changes to Deferred Tax Assets[3]	(0.14)	—		0.45	—
Loss on Liquidation of Argentina Subsidiary[4]	—	0.13		—	0.13
Tax Effect of Adjustments[5]	—	0.01		(0.04)	—
Net Income Per Common Share, As Adjusted	$0.29	$0.18	61%	$1.23	$1.25	-2%

EBITDA and Adjusted EBITDA
Net Income, As Reported	$147.3	$16.1	813%	$214.4	$393.9	-46%
Adjustments:
Interest Expense	31.3	33.1		123.8	132.8
(Benefit) Provision for Income Taxes	(27.3)	5.3		269.5	135.9
Depreciation	35.4	36.1		139.5	144.6
Amortization	9.3	9.6		37.9	37.9
EBITDA	196.1	100.2		785.0	845.0
Adjustments:
Share-Based Compensation	30.9	13.1		83.3	69.1
Severance and Restructuring Expenses	(2.0)	8.9		59.7	32.7
Inclined Sleeper Product Recalls	9.0	(1.5)		18.1	(0.3)
Sale of Assets[2]	—	(8.3)		1.8	(23.5)
Loss on Liquidation of Argentina Subsidiary[4]	—	45.4		—	45.4
Adjusted EBITDA	$234.0	$157.8	48%	$947.8	$968.4	-2%

Free Cash Flow
Net Cash Flows Provided by Operating Activities				$869.8	$442.8
Capital Expenditures				(160.3)	(186.5)
Free Cash Flow				$709.5	$256.3

[1] Amounts may not sum due to rounding.
[2] For the three months ended December 31, 2022, Mattel recorded a gain on sale of assets of $8.3 million in other selling and administrative expenses. For the year ended December 31, 2023, and 2022, Mattel recorded a loss on sale of assets of $1.8 million and a gain on sale of assets of $23.5 million, respectively, in other selling and administrative expenses.

[3] For the year ended December 31, 2023, Mattel recorded an expense of $212.4 million related to the release of foreign deferred tax assets and a benefit of $51.0 million upon the establishment of deferred tax assets related to an intra-group transfer of certain IP rights.

[4] During the three months ended December 31, 2022, the liquidation of Mattel’s subsidiary in Argentina was substantially completed and Mattel recognized its cumulative translation adjustments of $45.4 million as a loss in other non-operating expense, net.

[5] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(In millions, except percentage and pts information)	2023	2022	Change
Tax Rate
Income Before Income Taxes, As Reported	$465.4	$504.3
Adjustments:
Severance and Restructuring Expenses	59.7	36.8
Inclined Sleeper Product Recalls	18.1	(0.3)
Sale of Assets[2]	1.8	(23.5)
Loss on Liquidation of Argentina Subsidiary[3]	—	45.4
Income Before Income Taxes, As Adjusted	$544.9	$562.8

Provision for Income Taxes, As Reported	$269.5	$135.9
Adjustments:
Changes to Deferred Tax Assets[4]	(161.4)	—
Tax Effect of Adjustments[5]	15.3	1.3
Provision for Income Taxes, As Adjusted	$123.4	$137.2

Tax Rate, As Reported	58%	27%	31 pts
Tax Rate, As Adjusted	23%	24%	-1 pts

	December 31,
	2023	2022
Net Debt
Long-Term Debt	$2,330.0	$2,325.6
Adjustments:
Cash and Equivalents	(1,261.4)	(761.2)
Net Debt	$1,068.6	$1,564.4

[1] Amounts may not sum due to rounding.
[2] For the year ended December 31, 2023, and 2022, Mattel recorded a loss on sale of assets of $1.8 million and a gain on sale of assets of $23.5 million, respectively, in other selling and administrative expenses.

[3] During the year ended December 31, 2022, the liquidation of Mattel’s subsidiary in Argentina was substantially completed and Mattel recognized its cumulative translation adjustments of $45.4 million as a loss in other non-operating expense, net.

[4] For the year ended December 31, 2023, Mattel recorded an expense of $212.4 million related to the release of foreign deferred tax assets and a benefit of $51.0 million upon the establishment of deferred tax assets related to an intra-group transfer of certain IP rights.

[5] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(In millions, except percentage and pts information)	2023	2022	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,330.0	$2,325.6
Adjustments:
Debt Issuance Costs and Debt Discount	20.0	24.4
Total Debt	$2,350.0	$2,350.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$214.4	$393.9	-46%
Adjustments:
Interest Expense	123.8	132.8
Provision for Income Taxes	269.5	135.9
Depreciation	139.5	144.6
Amortization	37.9	37.9
EBITDA	785.0	845.0
Adjustments:
Share-Based Compensation	83.3	69.1
Severance and Restructuring Expenses	59.7	32.7
Inclined Sleeper Product Recalls	18.1	(0.3)
Sale of Assets	1.8	(23.5)
Loss on Liquidation of Argentina Subsidiary	—	45.4
Adjusted EBITDA	$947.8	$968.4	-2%

Total Debt / Net Income	11.0x	6.0x
Leverage Ratio (Total Debt / Adjusted EBITDA)	2.5x	2.4x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$869.8	$442.8	96%
Capital Expenditures	(160.3)	(186.5)
Free Cash Flow	$709.5	$256.3	177%

Net Cash Flows Provided by Operating Activities / Net Income	406%	112%	294 pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	75%	26%	49 pts
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$1,620.7	$1,401.9	16%	14%	$5,441.2	$5,434.7	—%	-1%

Worldwide Gross Billings by Categories:
Dolls	$763.1	$589.3	29%	27%	$2,394.2	$2,084.0	15%	13%
Infant, Toddler, and Preschool	292.2	267.2	9	7	1,000.8	1,117.5	-10	-12
Vehicles	475.1	402.5	18	15	1,641.0	1,450.8	13	11
Action Figures, Building Sets, Games, and Other	310.8	300.5	3	1	1,065.8	1,396.1	-24	-25
Gross Billings	$1,841.2	$1,559.6	18%	16%	$6,101.8	$6,048.3	1%	-1%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$473.1	$372.2	27%	24%	$1,537.8	$1,490.6	3%	2%
Hot Wheels	417.5	351.9	19	16	1,432.4	1,251.4	14	13
Fisher-Price	245.3	216.7	13	11	852.6	935.9	-9	-10
Other	705.3	618.8	14	12	2,279.0	2,370.4	-4	-5
Gross Billings	$1,841.2	$1,559.6	18%	16%	$6,101.8	$6,048.3	1%	-1%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$865.0	$657.1	32%	32%	$3,003.2	$2,987.8	1%	1%

North America Gross Billings by Categories:
Dolls	$341.5	$224.5	52%	52%	$1,153.8	$940.3	23%	23%
Infant, Toddler, and Preschool	180.9	148.7	22	22	618.6	698.3	-11	-11
Vehicles	233.3	186.2	25	25	812.4	736.9	10	10
Action Figures, Building Sets, Games, and Other	180.1	142.3	27	27	633.5	810.6	-22	-22
Gross Billings	$935.8	$701.7	33%	33%	$3,218.3	$3,186.1	1%	1%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$252.8	$177.2	43%	43%	$840.4	$776.3	8%	8%
Hot Wheels	198.5	159.5	24	24	690.8	617.9	12	12
Fisher-Price	151.2	115.3	31	31	532.0	584.5	-9	-9
Other	333.3	249.8	33	33	1,155.1	1,207.3	-4	-4
Gross Billings	$935.8	$701.7	33%	33%	$3,218.3	$3,186.1	1%	1%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$366.5	$365.6	—%	-5%	$1,241.5	$1,324.4	-6%	-9%
Latin America	182.4	172.4	6	-2	658.0	591.0	11	2
Asia Pacific	103.3	97.1	6	7	331.3	304.6	9	12
Net Sales	$652.2	$635.1	3%	-2%	$2,230.8	$2,220.0	—%	-3%

International Gross Billings by Geographic Area:
EMEA	$455.8	$428.3	6%	1%	$1,510.7	$1,583.5	-5%	-7%
Latin America	223.5	202.7	10	1	776.4	687.9	13	3
Asia Pacific	118.7	113.4	5	6	382.3	356.8	7	11
Gross Billings	$798.1	$744.4	7%	2%	$2,669.4	$2,628.2	2%	-2%

International Gross Billings by Categories:
Dolls	$314.3	$251.3	25%	19%	$1,026.2	$909.7	13%	9%
Infant, Toddler, and Preschool	111.3	118.5	-6	-11	382.2	419.2	-9	-12
Vehicles	241.9	216.3	12	6	828.6	713.9	16	12
Action Figures, Building Sets, Games, and Other	130.6	158.2	-17	-22	432.3	585.5	-26	-29
Gross Billings	$798.1	$744.4	7%	2%	$2,669.4	$2,628.2	2%	-2%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$220.3	$195.0	13%	7%	$697.4	$714.2	-2%	-6%
Hot Wheels	219.0	192.4	14	8	741.6	633.5	17	13
Fisher-Price	94.1	101.5	-7	-13	320.6	351.4	-9	-13
Other	264.7	255.5	4	-2	909.8	929.1	-2	-6
Gross Billings	$798.1	$744.4	7%	2%	$2,669.4	$2,628.2	2%	-2%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VII

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2023	2022	% Change as Reported	% Change in Constant Currency	2023	2022	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
American Girl Net Sales:
Net Sales	$103.5	$109.7	-6%	-6%	$207.2	$226.9	-9%	-9%

American Girl Gross Billings:
Gross Billings	$107.4	$113.5	-5%	-5%	$214.2	$234.0	-8%	-8%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.